UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

February 9, 2021

Pacific Biosciences of California, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-34899	16-1590339
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1305 O’Brien Drive

Menlo Park, California 94025

(Address of principal executive offices) (Zip Code)

(650) 521-8000

(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	PACB	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 3, 2021, the Board of Directors (the “Board”) of Pacific Biosciences of California, Inc. (the “Company”) approved an amendment and restatement of the change in control and severance agreements (the “Severance Agreements”) that the Company previously entered into with Christian Henry, the Company’s Chief Executive Officer, and Susan Kim, the Company’s Chief Financial Officer (each, an “Executive”). The amended and restated Severance Agreements add the following severance payment for the Executives: in the event of (i) a termination for a reason other than cause or the Executive’s death or disability, or (ii) the Executive’s resignation for good reason, if such termination or resignation occurs upon or within twelve months following a change in control of the Company, the Executive will receive a lump sum cash payment equal to the Executive’s annualized target bonus in effect for the year in which such termination occurs, pro-rated for the number days that the Executive was employed during the year of termination or resignation.

The foregoing description of the amended and restated Severance Agreements is qualified in its entirety by the full text of the amended and restated Severance Agreements, which will be filed as exhibits to the Company’s Annual Report on Form 10-K for the year ended December 31, 2020.

Item 5.08.	Shareholder Director Nominations.

On February 3, 2021, the Board of Directors of the Company determined that the Company’s 2021 annual meeting of stockholders (the “2021 Annual Meeting”) will be held on June 16, 2021. The record date for the determination of stockholders of the Company entitled to receive notice of and to vote at the 2021 Annual Meeting shall be the close of business on April 19, 2021.

Because the date of the 2021 Annual Meeting will be more than 30 days from the anniversary of the Company’s 2020 annual meeting of stockholders, which was held on August 4, 2020, the deadline for submission of proposals by stockholders for inclusion in the Company’s proxy materials, the deadlines for any stockholder proposals pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and for any stockholder nomination or proposal outside of Rule 14a-8, as listed in the Company’s 2020 Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission (the “SEC”) on June 24, 2020, are no longer applicable. Pursuant to the Company’s bylaws (the “Bylaws”) and Rule 14a-5(f) of the Exchange Act, the Company is hereby providing notice of the revised deadlines for such proposals via this Form 8-K.

To be considered for inclusion in this year’s proxy materials for the 2021 Annual Meeting, stockholder proposals must be submitted in writing by February 24, 2021, which the Company has determined to be a reasonable time before it expects to begin to print and distribute its proxy materials prior to the 2021 Annual Meeting.

In accordance with our bylaws, because the date of the 2021 Annual Meeting will be more than 25 days from the anniversary of the Company’s prior annual meeting of stockholders, in order for a stockholder entitled to vote to bring a proposal or nomination at the 2021 Annual Meeting, notice by the stockholder must be received no earlier than the 120th day prior to the 2021 Annual Meeting date and not later than the later of (i) the 90th day prior to the 2021 Annual Meeting, or (ii) the tenth day following the day on which public announcement of the date of the 2021 Annual Meeting is first made. Accordingly, notice of stockholder nominations or proposals for the 2021 Annual Meeting must be received no earlier than February 16, 2021 and no later than March 18, 2021.

Proposals and notices must be in writing and received by our Corporate Secretary at IR@pacificbiosciences.com no later than 5:00 p.m. Pacific time on the required deadline, and must also comply with the requirements set forth in the rules and regulations of the Exchange Act and the Company’s bylaws.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PACIFIC BIOSCIENCES OF CALIFORNIA, INC.

By:	/s/ Eric E. Schaefer
Eric E. Schaefer
Vice President and Chief Accounting Officer

Date: February 9, 2021